Exhibit 99.01

ReachLocal Reports First Quarter 2014 Results

(WOODLAND HILLS, CA) – May 6, 2014 - ReachLocal, Inc. (NASDAQ:RLOC), a leader in powering local online marketing for small- to medium-sized businesses (SMBs), today reported financial results for the first quarter ended March 31, 2014.

Q1 Highlights

●	Revenue growth of 3%, with 23% growth in international markets (31% on a constant currency basis).
●	International revenue grew to 38% of revenue (40% on a constant currency basis), up from 32% of revenue in 2013.
●	North American revenue declined 7% relative to the prior year quarter and 8.9% relative to the fourth quarter of 2013, primarily due to the ongoing realignment of the North American sales force.
●	More than 500 new ReachEdge licenses were sold during the quarter, bringing the total sold to date to over 1,500 licenses.
●	Active Clients and Active Product Units each grew 6% over the prior year.

Management Commentary

“After five weeks on the job, I’m confident that the company is on the right journey and we have the right strategy to navigate through a tough transformation,” said Sharon Rowlands, chief executive officer. “I deeply believe both in this company and its market opportunity, which is still largely untapped and highly fragmented. I am truly excited to be leading ReachLocal in its mission to help SMBs grow their businesses, while, at the same time, increasing value for our shareholders.”

Josh Claman, president, added “Starting in Q4 of 2013, the company made a significant investment to take its North America sales force to the next level with a sales realignment. This transition has resulted in a longer and deeper disruption than we originally expected. However, we firmly believe that this initiative will ultimately increase the effectiveness of our sales force.” Claman continued, “We are taking steps to improve our execution of recruitment, onboarding and training, while also further refining our marketing activities and improving our back end systems to improve efficiency and the client experience.”

Quarterly Results at a Glance

(Table amounts in 000’s except key metrics and per share amounts)

	Q1 2014	Q1 2013
Revenue	$124,736	$121,607
Net Income (Loss) from Continuing Operations	$(6,313)	$352
Net Income (Loss) from Continuing Operations per Diluted Share	$(0.22)	$0.01
Net Loss	$(5,973)	$(635)
Net Loss per Diluted Share	$(0.21)	$(0.02)
Non-GAAP Net Income (Loss)*	$(2,004)	$3,105
Non-GAAP Net Income (Loss) per Diluted Share*	$(0.07)	$0.11
Adjusted EBITDA*	$2,261	$8,336
Cash Flow from Continuing Operations*	$(1,061)	$5,660
Cash Flow from Operating Activities*	$(2,455)	$4,725

* ClubLocal operations were determined to be discontinued operations during the fourth quarter of 2013 and the Company recorded a gain of $0.5 million from those discontinued operations, including gain on disposal of $1.2 million, during the first quarter of 2014. The definitions for Adjusted EBITDA and Non-GAAP Net Income, as set forth in full below, exclude discontinued operations.

	Q1 2014	Q1 2013	% Change
Revenue by Channel:
Direct Local Revenue	$98,567	$97,393	1%
National Brands, Agencies and Resellers (NBAR) Revenue	$26,169	$24,214	8%

Revenue by Geography:
North America	$77,088	$82,920	(7)%
International Revenue	$47,648	$38,687	23%

Key Metrics (at Period End)
Active Clients	24,100	22,800	6%
Active Product Units	35,900	34,000	6%

Business Outlook

“Given our expectations of continued disruption from the ongoing realignment of our North American sales force and other challenges, we are revising our full year business outlook,” said chief financial officer Ross Landsbaum.

The Company’s outlook is as follows:

Second Quarter of 2014:

●	Revenue in the range of $120 to $125 million.

●	Adjusted EBITDA in the range of $0 to a loss of $5 million.

Fiscal Year 2014:

●	Revenue in the range of $500 to $525 million.

●	Adjusted EBITDA in the range of $2 to $5 million.

Conference Call and Webcast Information

The ReachLocal first quarter 2014 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time on Tuesday, May 6, 2014. To participate on the live call, analysts and investors should dial 1-877-941-1427 at least ten minutes prior to the call. ReachLocal will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at www.reachlocal.com.

Use of Non-GAAP Measures

ReachLocal management evaluates and makes operating decisions using various financial and operational metrics. In addition to the Company’s GAAP results, management also considers non-GAAP measures of non-GAAP net income (loss), non-GAAP net income (loss) per share, and Adjusted EBITDA. Management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. The attached tables provide a reconciliation of these non-GAAP financial measures with the most directly comparable GAAP financial measures. Management also tracks and reports Active Clients (which we used to refer to as Active Advertisers) and Active Product Units (which we used to refer to as Active Campaigns), as management believes that these metrics are important gauges of the progress of the Company’s performance.

The non-GAAP net income is defined as net income (loss) from continuing operations before (a) stock-based compensation related expense (including the related adjustment to amortization of capitalized software development costs) and (b) acquisition related costs. Adjusted EBITDA is defined as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles and, in the case of the acquisition of SMB:LIVE, the deferred cash consideration), restructuring charges, and other non-operating income or expense.

Acquisition Related Costs: Acquisition related costs, including the amortization and any impairment of acquired intangibles and the deferred cash consideration for the SMB:LIVE acquisition, are excluded from the non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations.

Each of these non-GAAP measures, while having utility, also has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures for capital equipment or other contractual commitments;

●

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA and non-GAAP net income (loss) do not consider the potentially dilutive impact of issuing equity-based compensation to the Company’s management and other employees;

●

Adjusted EBITDA does not reflect the potentially significant interest expense or the cash requirements necessary to service interest or principal payments on indebtedness that the Company may incur in the future;

●

Adjusted EBITDA does not reflect income and expense items that relate to the Company’s financing and investing activities, any of which could significantly affect the Company’s results of operations or be a significant use of cash;

●	Adjusted EBITDA and non-GAAP net income (loss) do not reflect costs or expenses associated with accounting for business combinations;

●	Adjusted EBITDA does not reflect certain tax payments that may represent a reduction in cash available to the Company; and

●	Other companies, including companies in the same industry, calculate Adjusted EBITDA and non-GAAP net income (loss) measures differently, which reduces their usefulness as a comparative measure.

Adjusted EBITDA is not intended to replace operating income (loss), net income (loss) and other measures of financial performance reported in accordance with GAAP. Rather, Adjusted EBITDA is a measure of operating performance that may be considered in addition to those measures. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of the business.

Active Clients is a number the Company calculates to approximate the number of clients directly served through our Direct Local channel as well as clients served through our National Brands, Agencies and Resellers channel. We calculate Active Clients by adjusting the number of Active Product Units to combine clients with more than one Active Product Unit as a single Active Client. Clients with more than one location are generally reflected as multiple Active Clients. Because this number includes clients served through the National Brands, Agencies and Resellers channel, Active Clients includes entities with which we do not have a direct client relationship. Numbers are rounded to the nearest hundred.

Active Product Units is a number we calculate to approximate the number of individual products, licenses or services we are providing to Active Clients. For example, if we were performing both ReachSearch and ReachDisplay campaigns for a client who also licenses ReachEdge, we consider that three Active Product Units. Similarly, if a client purchases ReachSearch campaigns for two different products or purposes, we consider that two Active Product Units. Numbers are rounded to the nearest hundred.

Caution Concerning Forward-Looking Statements

Statements in this press release regarding the Company’s guidance for future periods and the quotes from management constitute “forward-looking” statements within the meaning of the Securities Exchange Act of 1934. These statements reflect the Company’s current views about future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to materially differ from those expressed or implied by the forward-looking statements. Actual events or results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including: (i) the Company’s ability to purchase media and receive rebates from Google, Yahoo! and Microsoft under commercially reasonable terms; (ii) the Company’s ability to recruit, train and retain its salespeople and the success of the Company’s sales realignment; (iii) the Company’s ability to attract and retain customers and compete with a wide range of competitors on both price and product offering; (iv) the Company’s ability to successfully enter new markets and manage its international expansion; (v) the Company’s ability to successfully develop and offer new products and services in the highly competitive online advertising industry; (vi) the impact of worldwide economic conditions, including the resulting effect on advertising budgets; and (vii) the Company’s ability to comply with government regulation affecting our business, including regulations or policies governing consumer privacy. More information about these factors and other potential factors that could affect the Company's business and financial results is contained in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About ReachLocal, Inc.

ReachLocal, Inc. (NASDAQ: RLOC) helps SMBs grow and operate their business better with leading technology and expert service for our clients’ lead generation and conversion. ReachLocal is headquartered in Woodland Hills, Calif. For more information about ReachLocal, visit http://www.reachlocal.com.

For more information about ReachLocal, visit http://www.reachlocal.com, follow us at http://www.reachlocal.com/social, or email info@reachlocal.com.

Investor Relations: Alex Wellins The Blueshirt Group (415) 217-5861 alex@blueshirtgroup.com	Media Contact: Amber Seikaly Vice President Corporate Communications (214) 294-0242 amber.seikaly@reachlocal.com

REACHLOCAL, INC.

UNAUDITED BALANCE SHEETS

(in thousands, except per share data)

	March 31,	December 31,
	2014	2013
Assets
Current Assets:
Cash and cash equivalents	$73,663	$77,514
Short-term investments	260	260
Accounts receivable, net	8,482	9,699
Prepaid expenses and other current assets	10,811	8,746
Deferred tax assets	1,225	1,250
Assets of discontinued operations	221	3,415
Total current assets	94,662	100,884

Property and equipment, net	12,380	12,903
Capitalized software development costs, net	18,252	17,300
Restricted deposits	3,806	3,654
Deferred tax assets	3,304	1,883
Intangible assets, net	2,348	1,270
Other assets	13,057	6,032
Goodwill	44,528	42,083
Total assets	$192,337	$186,009

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$36,402	$36,970
Accrued compensation and benefits	16,234	17,280
Deferred revenue	33,235	33,013
Other current liabilities	17,351	15,089
Liabilities of discontinued operations	904	1,324
Total current liabilities	104,126	103,676
Deferred rent and other liabilities	4,760	3,965
Total liabilities	108,886	107,641

Stockholders’ Equity:
Common stock	-	-
Receivable from stockholder	(77)	(73)
Additional paid-in capital	122,709	111,934
Accumulated deficit	(35,532)	(29,559)
Accumulated other comprehensive loss	(3,649)	(3,934)
Total stockholders’ equity	83,451	78,368
Total liabilities and stockholders’ equity	$192,337	$186,009

REACHLOCAL, INC.

UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenue	$124,736	$121,607
Cost of revenue	63,398	61,106
Operating expenses:
Selling and marketing	46,761	43,634
Product and technology	6,959	5,887
General and administrative	14,164	9,199
Restructuring charges	1,823	-
Total operating expenses	69,707	58,720

Operating income (loss)	(8,369)	1,781
Other income, net	188	227
Income (loss) from continuing operations before income taxes	(8,181)	2,008
Income tax provision (benefit)	(1,868)	1,656
Income (loss) from continuing operations	(6,313)	352
Gain (loss) from discontinued operations (including gain on disposal of $1,201 and $0, respectively)	544	(1,614)
Income tax provision (benefit)	204	(627)
Net loss	$(5,973)	$(635)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	$(0.22)	$0.01
Income (loss) from discontinued operations, net of income taxes	$0.01	$(0.04)
Net loss per share	$(0.21)	$(0.02)

Diluted:
Income (loss) from continuing operations	$(0.22)	$0.01
Income (loss) from discontinued operations, net of income taxes	$0.01	$(0.03)
Net loss per share	$(0.21)	$(0.02)

Weighted average common shares used in the computation of income (loss) per share:
Basic	28,088	28,112
Diluted	28,088	29,534

Stock-based compensation, net of capitalization, and depreciation and amortization included in above line items:

Stock-based compensation:
Cost of revenue	$275	$118
Selling and marketing	877	785
Product and technology	386	224
General and administrative	3,033	1,525
	$4,571	$2,652

Depreciation and amortization:
Cost of revenue	$177	$211
Selling and marketing	635	971
Product and technology	2,958	2,613
General and administrative	452	108
	$4,222	$3,903

REACHLOCAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Income (loss) from continuing operations	$(6,313)	$352
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	4,222	3,903
Stock-based compensation	4,571	2,652
Restructuring charges	1,823	-
Excess tax benefits from stock-based awards	176	(576)
Provision for doubtful accounts	725	215
Deferred taxes, net	(1,399)	-
Changes in operating assets and liabilities:
Accounts receivable	130	(122)
Prepaid expenses and other current assets	(2,021)	(938)
Other assets	(473)	(446)
Accounts payable	(847)	2,101
Accrued compensation and benefits	(1,310)	(2,775)
Deferred revenue	(192)	735
Deferred rent and other liabilities	(153)	559
Net cash provided by (used in) operating activities, continuing operations	(1,061)	5,660
Net cash used in operating activities, discontinued operations	(1,394)	(935)
Net cash provided by (used in) operating activities	(2,455)	4,725

Cash flows from investing activities:
Additions to property, equipment and software	(4,098)	(4,458)
Acquisitions, net of acquired cash	(1,760)	(363)
Investment in partnership	(2,000)	(2,500)
Purchases of certificates of deposit and short-term investments	(74)	(2,634)
Maturities of certificates of deposits and short-term investments	-	2,578
Net cash used in investing activities, continuing operations	(7,932)	(7,377)
Net cash used in investing activities, discontinued operations	-	(831)
Net cash used in investing activities	(7,932)	(8,208)

Cash flows from financing activities:
Proceeds from exercise of stock options	6,234	1,441
Excess tax benefits from stock-based awards	(176)	576
Common stock repurchases	-	(5,397)
Net cash provided by (used in) financing activities	6,058	(3,380)

Effect of exchange rate changes on cash and cash equivalents	478	(429)

Net change in cash and cash equivalents	(3,851)	(7,292)
Cash and cash equivalents—beginning of period	77,514	92,320
Cash and cash equivalents—end of period	$73,663	$85,028

REACHLOCAL, INC.

Reconciliation of Adjusted EBITDA to Operating Income (Loss)

(in thousands)

	Three Months Ended
	March 31,
	2014	2013

Operating income (loss)	$(8,369)	$1,781
Add:
Depreciation and amortization	4,222	3,903
Stock-based compensation	4,571	2,652
Acquisition and integration costs	14	-
Restructuring charges	1,823	-
Adjusted EBITDA (1)	$2,261	$8,336

REACHLOCAL, Inc.

Reconciliation of GAAP to Non-GAAP Operating Results for Three Months Ended March 31, 2014 and 2013

(in thousands, except per share amounts)

	Three Months Ended March 31, 2014					Three Months Ended March 31, 2013
		Adjustments:					Adjustments:
	GAAP Operating Results "As Reported"	Stock-based Compensation Related Expense (2)	Acquisition Related Costs (3)	Restructuring Related Costs (4)	Non-GAAP Operating Results	GAAP Operating Results "As Reported"	Stock-based Compensation Related Expense (2)	Acquisition Related Costs (3)	Restructuring Related Costs (4)	Non-GAAP Operating Results
Revenue	$124,736	-	-	-	$124,736	$121,607	-	-	-	$121,607

Cost of revenue	63,398	(275)	-	-	63,123	61,106	(118)	(8)	-	60,980

Operating expenses:
Sales and marketing	46,761	(877)	-	-	45,884	43,634	(785)	-	-	42,849
Product and technology	6,959	(506)	(232)	-	6,221	5,887	(529)	(390)	-	4,968
General and administrative	14,164	(3,033)	(14)	-	11,117	9,199	(1,525)	-	-	7,674
Restructuring charges	1,823	-	-	(1,823)	-	-	-	-	-	-
Total operating expenses	69,707	(4,416)	(246)	(1,823)	63,222	58,720	(2,839)	(390)	-	55,491
Operating income (loss)	(8,369)	4,691	246	1,823	(1,609)	1,781	2,957	398	-	5,136
Other income, net	188	-	-	-	188	227	-	-	-	227
Income (loss) from continuing operations before income taxes	(8,181)	4,691	246	1,823	(1,421)	2,008	2,957	398	-	5,363
Income tax provision (benefit)	(1,868)	2,156	242	53	583	1,656	-	601	-	2,257
Income (loss) from continuing operations	$(6,313)	2,535	4	1,770	$(2,004)	$352	2,957	(203)	-	$3,106

Net income (loss) per share
Basic income (loss) per share	$(0.22)				$(0.07)	$0.01				$0.11
Diluted income (loss) per share	$(0.22)				$(0.07)	$0.01				$0.11

Weighted average shares outstanding
Basic	28,088				28,088	28,112				28,112
Diluted	28,088				28,088	29,534				29,534

REACHLOCAL, INC.

Reconciliation of GAAP to Constant Currency Revenue

(in thousands)

	Three Months Ended
	March 31,
	2014	2013
North American GAAP Revenue	$77,088	$82,920
Constant Currency Adjustment	338	-
North American Revenue at Constant Currency (5)	$77,426	$82,920

As Reported Growth Rates	(7.0%)	8.4%
Constant Currency Growth Rates	(6.6%)	8.4%

International GAAP Revenue	$47,648	$38,687
Constant Currency Adjustment	2,944	-
International Revenue at Constant Currency (5)	$50,592	$38,687

As Reported Growth Rates	23.2%	40.5%
Constant Currency Growth Rates	30.8%	40.5%

Consolidated GAAP Revenue	$124,736	$121,607
Constant Currency Adjustment	3,282	-
Consolidated Revenue at Constant Currency (5)	$128,018	$121,607

As Reported Growth Rates	2.6%	16.9%
Constant Currency Growth Rates	5.3%	16.9%

Footnotes

(1) Adjusted EBITDA is defined as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles and, in the case of the acquisition of SMB:LIVE, the deferred cash consideration), restructuring charges, and other non-operating income or expense.

(2) Stock-based Compensation Related Expense: Includes stock-based compensation expense and the related adjustment to amortization of capitalized software development costs.

(3) Acquisition Related Costs, including the amortization and any impairment of acquired intangibles, are excluded from the non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations.

(4) Restructuring Related Costs are excluded from the non-GAAP operating results as these are non-recurring charges with the Company would not have incurred as part of continuing operations.

(5) Constant currency revenues are determined by recalculating net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. The company uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations. Where constant currency revenue is presented for a period longer than one fiscal quarter, it is computed as the sum of the amount separately calculated for each quarter during that period.